SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 4, 2002

THE SEIBELS BRUCE GROUP, INC.

(Exact name of registrant as specified in its charter)

South Carolina	0-8804	57-0672136
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1501 Lady Street (Post Office Box 1) Columbia, South Carolina	29201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (803) 748-2000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5.              Other Events

          As previously disclosed by The Seibels Bruce Group, Inc. (the “Company”), on August 20, 2002, the South Carolina Department of Insurance (the “SCDOI”) issued an Order Imposing Administrative Supervision and Appointing Supervisor with respect to three of the Company’s subsidiaries — South Carolina Insurance Company (“SCIC”), Catawba Insurance Company (“Catawba”) and Consolidated American Insurance Company.  On August 23, 2002, the Company submitted to the SCDOI a request to permit Catawba to (1) write new and renewal risk-bearing business for Catawba’s Nonowners and Tiered Commercial Automobile Programs and (2) renew, in all states in which Catawba is also licensed, the risk-bearing Commercial Lines business previously written through SCIC.  On September 4, 2002, the SCDOI notified the Company that this request had been approved (the “Approval”).  The Approval will permit the Company to continue to write new and renewal risk-bearing business in its Nonowners and Tiered Commercial Automobile Programs through Catawba and will also allow Catawba to renew the risk-bearing Commercial Lines business previously written through SCIC in the states of South Carolina, Georgia and Tennessee.  Prior to writing any new or renewal business permitted under the Approval, Catawba must first file and obtain approval of its rates, rules and forms with those states.

          For the six and twelve months ended June 30, 2002 and December 31, 2001, SCIC wrote a total of $3.1 million and $4.7 million, respectively, of Commercial Lines premiums in South Carolina, Georgia and Tennessee.  However, the Company cannot reasonably estimate how much of this business will be retained and renewed through Catawba.

Signatures

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 6, 2002

THE SEIBELS BRUCE GROUP, INC.

	By:	/s/ Kenneth W. Marter
Kenneth W. Marter
Chief Financial Officer and Treasurer